SPECIMEN

certificate number

SPECIMEN

number of shares

STOCK CERTIFICATE

EAST WEST INTERNATIONAL, INC.

Corporate Name

Incorporated in: **Wyoming** ,

has a total authorized amount of **100,000,000** shares of Common Stock, at **$0.001** par value.

This is to certify that ______________________ is the owner of __________ shares of the Common Stock, $0.001 par value, of the above named corporation, which are fully paid and non-assessable shares. The transfer of these shares must be done in accordance with the by-laws of the named corporation, in person, or by a duly appointed attorney or officer of the named corporation, and recorded in the books of the corporation.

Dated: ______________________

PLACE CORPORATE SEAL HERE

Nezar Mohamed
Chief Executive Officer

Ted D. Campbell II
Executive Vice President

if sold:

For ____________ received, I, ____________________ sell and transfer __________ shares, of the __________ shares represented by this certificate to

____

____

____

______________________________________,

and appoint ______________ the ____________________, to record this transfer in the corporate books.

Name of shareholder | Signature of shareholder | Witness
Signature and name